Exhibit 3.34(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:58 PM 03/24/2006
FILED 04:52 PM 03/24/2006
SRV 060284699 - 4131753 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Oncology Market Focus, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is Oncology Market Focus, LP.

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

Name	Address	Percent Interest

US Oncology Corporate, Inc.	16825 Northchase Drive, Suite 1300	1 % General Partner
Houston, TX 77060

AORT Holding Company, Inc.	16825 Northchase Drive, Suite 1300	99% Limited Partner
Houston, TX 77060

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership on this 23rd day of March, 2006.

By:
Phillip H. Watts, Vice President
US Oncology Corporate, Inc., General Partner

By:
Phillip H. Watts, Vice President
AORT Holding Company, Inc., Limited Partner

DE076 - 01/14/2005 C T System Online

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:06 PM 10/02/2008
FILED 04:05 PM 10/02/2008
SRV 081008354 - 4131753 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is	Oncology Market Focus, LP

SECOND: Article  I       of the Certificate of Limited Partnership shall be amended as follows:

The name of the limited partnership is US Oncology Integrated Solutions, LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this  2nd     day of  October                , A.D.  2008    .

By:
Phillip H. Watts, Vice President
US Oncology Corporate, Inc., General Partner(s)

Name:	Phillip H. Watts
Print or Type

DE077 - 09/05/2007 C T System Online